                                                                     EXHIBIT 3.2

                  AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC


     This Amendment No. 1 (this "Amendment") to the Amended and Restated Limited Liability Agreement (the "LLC Agreement") of Chevron Phillips Chemical Company LLC (the "Company") dated as of July 1, 2000 is made and entered into as of July 1, 2000 by and between Chevron Corporation, a Delaware corporation ("Chevron"), Phillips Petroleum Company, a Delaware corporation, Chevron U.S.A. Inc., a Pennsylvania corporation ("CUSA"), Drilling Specialities Co., a Delaware corporation, WesTTex 66 Pipeline Co., a Delaware corporation, and Phillips Petroleum International Corporation, a Delaware corporation. Defined terms used in this Amendment but not defined herein shall have the same meaning provided for in the LLC Agreement prior to its amendment by this Amendment.

     WHEREAS, the Members and Chevron are parties to the LLC Agreement;

     WHEREAS, at the Closing CUSA, Chevron Overseas Petroleum Inc., a Delaware corporation ("COPI") and Chevron Pipe Line Company, a Delaware corporation ("CPL"), contributed C Chem (as defined in the Contribution Agreement) to the Company as provided in Section 2.2 of the Contribution Agreement, and each received a Membership Interest in exchange for such contribution;

     WHEREAS, immediately after Closing, COPI and CPL transferred their Membership Interests to CUSA as permitted by Section 10.7 of the LLC Agreement and in accordance with Section 10.2 of the LLC Agreement;

     WHEREAS, the Members made certain reimbursable capital expenditures with respect to property contributed by them to the Company, and

     WHEREAS, pursuant to Section 16.1(a) of the LLC Agreement, (i) the Members desire that the LLC Agreement be amended to reflect the transfer by COPI and CPL of their Membership Interest to CUSA, and (ii) CUSA and the Class P Members desire to amend the LLC Agreement regarding such reimbursable capital expenditures.

     NOW, THEREFORE, CUSA and the Class P Members hereby agree as follows:

     1.   Amendments to Reflect Transfer of COPI's and CPL's Membership
Interests.

          1.1 Amendment of Article 1. The LLC Agreement is hereby amended by deleting CPL and COPI from the definition of Class C Member.

          1.2 Amendment of Schedule 3. Schedule 3 to the LLC Agreement is hereby deleted in its entirety and replaced with the Schedule 3 attached to this Amendment.

     2. Amendment to Section 9.2. The LLC Agreement is hereby amended by inserting a new subsection (h) to Section 9.2 to read in its entirety as follows:

          (h) Formation and Reimbursement for Capital Expenditures. (i) The Members intend that the contributions of P Chem (as defined in the Contribution Agreement) and C Chem (as defined in the Contribution Agreement) constitute a nonrecognition transaction pursuant to Section 721(a) of the Code, and the Members shall and shall cause the Company to report and otherwise treat the transfers of P Chem and C Chem to the Company as solely a nonrecognition transaction pursuant to Section 721(a) of the Code on all relevant tax returns and reports. Each Class P Member states that it has made capital expenditures that are eligible for reimbursement pursuant to Regulations Section 1.707-4(d) ("Reimbursable Capital Expenditures") with respect to P Chem in an amount that is not less than the amount set forth opposite its name on Schedule 5 attached hereto, and the Class C Member states that it has made Reimbursable Capital Expenditures with respect to C Chem in an amount that is not less than the amount set forth opposite its name on Schedule 5 attached hereto.

          (ii) If, absent this Section 9.2(h), any distribution to a Class P Member would cause any of the P Chem property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, or if, absent this Section 9.2(h), any distribution to a Class C Member would cause any of the C Chem property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, then, to the extent permitted by Regulations
     Section 1.707-4(d), the Company and the Members shall treat such distribution as a reimbursement of Reimbursable Capital expenditures made by such Member (up to the amount thereof as set forth on Schedule 5 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of Reimbursable Capital Expenditures under this Section 9.2(h)).

          (iii) Without limiting the generality of the foregoing Section 9.2(h)(ii), if, absent this Section 9.2(h), any distribution to a Member would cause any of the property transferred by that Member to the Company pursuant to the Contribution Agreement to be treated as a sale of such property, then, to the extent permitted by Regulations Section 1.707-4(d), the Members and the Company shall treat (i) any excess of any of the distribution to a Class C Member of the Initial Financing required by
     Section 9.2(f) of the LLC Agreement and Section 6.16 of the Contribution Agreement and any distribution in respect of Actual Contributed Cash and/or Working Capital Difference required by Section 3.3 of the Contribution Agreement (collectively, the "Special Distribution") over the Class C Member's allocable share" (within



                                       2
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     the meaning of Regulations Section 1.707-5(b)) of the Interim Financing or
     other borrowing of the Company, the proceeds of which are allocable (within the meaning of Regulations Section 1.707-5(b) and Notice 89-35, 1989-1 C.B.
     675) to such Special Distribution, as reimbursements of Reimbursable Capital Expenditures incurred by such Class C Member (up to the amount thereof as set forth on Schedule 5 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of Reimbursable Capital Expenditures under this Section 9.2(h)), and (ii) any excess of the Special Distribution to a Class P Member over the Class P Member's "allocable share" (within the meaning of Regulations Section 1.707-5(b)) of the Interim Financing or other borrowing of the Company, the proceeds of which are allocable (within the meaning of Regulations Section 1.707-5(b) and Notice 89-35, 1989-1 C.B. 675) to such Special Distribution, as reimbursements of Reimbursable Capital Expenditures incurred by such Class P Member (up to the amount thereof as set forth on Section 5 less any portion of such amount that has been reimbursed by any prior distribution treated as a reimbursement of Reimbursable Capital Expenditures under this
     Section 9.2(h)).

     2. Addition of New Schedule 5. The LLC Agreement is hereby amended by adding thereto the new Schedule 5 attached to this Amendment.

     3. Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, without regard to Delaware choice of law provisions.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exists copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Amendment.

     IN WITNESS WHEREOF, the undersigned hereby execute this Amendment this 20th day of December 2000 effective as of the date first set forth above.

                                       CHEVRON U.S.A. INC.

                                       By /s/ CHARLOTTE FARBER
                                         --------------------------------------
                                       Name   Charlotte Farber
                                       Title  Assistant Secretary

                    (SIGNATURES CONTINUED ON THE NEXT PAGE.)


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
                                        CHEVRON CORPORATION

                                        By    /s/ H. P. WALKER
                                           ------------------------------------
                                           Name  H. P. Walker
                                           Title Assistant Secretary


                                         Transferring Member:
                                         CHEVRON OVERSEAS PETROLEUM INC.

                                         By    /s/ P. LOVETT
                                            ------------------------------------
                                            Name  P. Lovett
                                            Title Assistant Secretary


                                         Transferring Member:
                                         CHEVRON PIPE LINE COMPANY

                                         By    /s/ F. G. SOLER
                                            ------------------------------------
                                            Name  F. G. Soler
                                            Title Assistant Secretary


                                         PHILLIPS PETROLEUM COMPANY

                                         By  /s/  JOHN E. LOWE
                                            ------------------------------------
                                            Name  John E. Lowe
                                            Title Senior Vice President Planning
                                                  and Strategic Transactions

                    (Signatures continued on the next page)

                                         DRILLING SPECIALTIES CO.

                                         By  /s/ J. W. SHEETS
                                            ------------------------------------
                                            Name  J. W. Sheets
                                            Title Vice President and
                                                  Assistant Treasurer


                                         WESTTEX 66 PIPELINE CO.


                                         By   /s/ R. B. GISI
                                            ------------------------------------
                                            Name  R. B. Gisi
                                            Title Vice President and Treasurer


                                         PHILLIPS PETROLEUM INTERNATIONAL
                                           CORPORATION

                                         By   /s/ SCOTT F. HUSSEY
                                            ------------------------------------
                                            Name  Scott F. Hussey
                                            Title Vice President and Treasurer

                                   SCHEDULE 3

                  NAMES, CLASS OF MEMBERSHIP INTEREST, CAPITAL
               CONTRIBUTIONS AND PERCENTAGE INTERESTS OF MEMBERS

                                       Class of
                                      Membership          Date of           Capital        Percentage
    Name of Members                    Interest        Contribution         Account         Interest

Chevron U.S.A. Inc.                       C               Closing              $(1)            50%
                                                                                               --
  Total Class C Member                                                                         50%
                                                                                               ==
Phillips Petroleum Company                P               Closing              $                 %
Drilling Specialties Co.                  P               Closing              $                 %
WesTTex 66 Pipeline Co.                   P               Closing              $                 %
Phillips Petroleum International
  Corporation                             P               Closing              $                 %
                                                                                               --
  Total Class P Members                                                                        50%
                                                                                               ==

Total All Members                                                              $            100.0%
                                                                                            =====

-----------------------

(1) Chevron U.S.A. Inc. is the transferee of the Membership Interests of Chevron Overseas Petroleum Inc. and Chevron Pipe Line Company and its capital account as set forth on this Schedule 3 includes contributions made at Closing by Chevron Overseas Petroleum Inc. and Chevron Pipe Line
    Company.
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                                   SCHEDULE 5

                       REIMBURSEABLE CAPITAL EXPENDITURES


NAME OF MEMBERS                           REIMBURSABLE CAPITAL EXPENDITURE

Chevron U.S.A. Inc.                                 $310 Million

Phillips Petroleum Company                          $200 Million

Drilling Specialties Co.                            $1.2 Million

WesTTex 66 Pipeline Co.                             $5 Million

Phillips Petroleum International                    $47 Million
  Corporation